Exhibit 99.4

Press Release

Brightcove Announces Executive Leadership Transition

Boston, Massachusetts, July 26, 2017 – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced that its Board of Directors (the “Board”) has appointed Andrew Feinberg, currently President and Chief Operating Officer, as acting Chief Executive Officer, effective immediately. Mr. Feinberg succeeds David Mendels, who reached a mutual agreement with the Board to resign as CEO and as a Director of the Company.

Gary Haroian, Chairman of the Board, stated, “On behalf of the Board, I look forward to working alongside Andy, a proven leader who can immediately step into this role and ensure a smooth transition for our customers, employees and other stakeholders.” Mr. Haroian continued, “We are grateful to David Mendels for his dedication and commitment over the last 7 years and for his leadership in creating a world-class product and organization. Under David’s leadership, the company has created the industry’s leading online video platform and, along with a world-class roster of flagship customers and talented employees, provides a solid foundation to capitalize on the large and growing opportunities in our markets. We wish David all the best in the years to come.”

“It has been an incredible honor to have led Brightcove for the last 4 years as CEO, and I am confident in its future,” said Mendels. “I am especially proud of the team we have created that makes this company such a great place to work. We have accomplished a tremendous amount, and I could not be more confident in the Company’s future under Andy and the team going forward.”

Mr. Feinberg joined Brightcove in 2005 and served in multiple executive roles prior to being named President and COO last year. Previously, Feinberg launched and has managed the Company’s successful Japan and Asia Pacific businesses from their inception. Feinberg stated, “We are grateful to David for his many contributions over the years and it has been a privilege to work alongside of him. I am incredibly excited about our position in the market today and the opportunities that lie ahead of us. Given our great products and services, our unmatched customer base, and our incredible team, I am confident in our long-term ability to drive growth and shareholder value.”

The Board has appointed a special committee to identify and recommend candidates for the role of permanent CEO. The search will consider both internal candidates and external candidates with the support of an executive search firm.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including our position to execute on our growth strategy, our ability to expand our leadership position and execute our CEO transition and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to successfully recruit additional highly-qualified personnel and execute our CEO transition; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Phil LeClare

Brightcove, Inc

pleclare@brightcove.com

617-674-6510